UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2008

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AMERALIA, INC.
(Exact name of registrant as specified in its charter)

Utah	0-15474	87-0403973
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

9233 Park Meadows Drive, Suite 431, Lone Tree, Colorado 80124
(Address of principal executive offices) (Zip Code)

(720) 876 2373
(Registrant’s telephone number, including area code)

Company’s web page:	www.ameralia.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 24, 2008 we issued a promissory note to Sentient Global Resources Fund III, a Delaware limited partnership (“Sentient III”), for a principal amount of $300,000.  We can draw down funds under the note, up to the principal amount, to pay ordinary trade payables as approved by Sentient III.  In the first instance we borrowed $40,000 to pay our audit firm.  The loan bears interest at six percent per annum, compounding monthly, and is payable on or before July 31, 2008. The note is attached as Exhibit 10.51.

Item 8.01                      Other Events

On June 25, 2008 we were advised that Sentient III acquired from HPD, LLC as assignee of U.S. Filter Wastewater Group, Inc. d/b/a USFilter/HPD Products, a Delaware limited liability company, (“HPD”) a promissory note issued by us with a principal sum of $1,200,000.  We are in default of our payment obligations on this note which was due December 31, 2005.

As a material inducement for Sentient III to purchase the note, HPD agreed to provide Sentient III (or its nominee) with up to $600,000 of discounts on any contracts awarded by Sentient III or its nominee to HPD for the supply of equipment or services within the twelve month period immediately after June 24, 2008.

Forward Looking Statements pursuant to 1933 & 1934 Securities Acts

AmerAlia’s future conduct depends on a number of factors beyond our control, so we cannot assure you we will be able to complete these transactions as we contemplate in this report.  This report contains various statements using the terms “may”, “expect to”, and other terms denoting future possibilities.  They are forward-looking statements.  We cannot guarantee the accuracy of these statements as they are subject to a variety of risks beyond our ability to predict or control.  These risks may cause actual results to differ materially from the projections or estimates contained in this report.  These risks are discussed in our filing on Form 10-KSB with the Securities and Exchange Commission.

Exhibit

10.51                      Promissory note for $300,000 issued to Sentient Global Resources Fund III, L.P.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERALIA, INC.
(Registrant)

Date: June 27, 2008	By: /s/ Robert van Mourik
Name: Robert van Mourik
Title: Chief Financial Officer